EXHIBIT 99.1 – Press release dated October 25, 2005

5711 S 86TH CIR • PO BOX 27347 • Omaha NE 68127-0347 Executive Office: (402) 596-8900 • Fax (402) 592-4006 Internet: www.infoUSA.com FOR IMMEDIATE RELEASE October 25, 2005 CONTACT:
VIN GUPTA – CHAIRMAN & CHIEF EXECUTIVE OFFICER
Phone: (402) 596-8900 · Fax: (402) 339-0265
E-Mail: vin.gupta@infousa.com
RAJ DAS – CHIEF FINANCIAL OFFICER
Phone: (402) 593-4517 · Fax: (402) 339-0265
E-Mail: raj.das@infousa.com
LAUREL GUPTA – DIRECTOR, INVESTOR RELATIONS
Phone: (402) 593-4535 · Fax: (402) 339-0265
E-Mail: laurel.gupta@infousa.com
infoUSA Reports Financial Results for Q3 2005
•	GAAP Revenue of $95.5 Million, up 6% from last year

•	EBITDA of $23.0 Million, 24% margin

•	GAAP EPS of 15 cents, up 50% from last year

•	Confirms previous revenue and EPS guidance for fiscal 2005
(OMAHA, NE) — infoUSA® (Nasdaq: IUSA). The following table presents the financial results, key financial highlights of the company’s operations, and selected balance sheet items for the third quarter and first nine months of fiscal year 2005 ending on September 30, 2005.

	3rd Quarter		3rd Quarter		Year-to-date		Year-to-date
(amounts in thousands, except per share amounts)	2004		2005		2004		2005
Net sales	$90,172		$95,536		$254,777		$284,367
EBITDA (see table on income statement)	18,515		22,983		49,467		68,903
Operating income	10,760		15,214		30,041		42,593
Net income	5,045		8,089		13,130		23,503
Diluted earnings per share	10	cents	15	cents	25	cents	44	cents
Total debt	220,598		178,278		220,598		178,278
Capital expenditures (see table)	2,092		2,319		5,615		8,241
Cash flow from operations	19,575		12,978		45,791		46,179

RESULTS OF OPERATIONS
Vin Gupta, Chairman and CEO, infoUSA, said, “During third quarter of 2005, we achieved revenue of $95.5 million, up 6% from last year.”
Gupta continued, “Our third quarter reported EBITDA was $23.0 million or 24% of revenue. This represents a 4% margin improvement over last year’s third quarter results. Cash flow from operations for fiscal third quarter was $13.0 million. Our GAAP earnings per share for third quarter were 15 cents.”
Gupta added, “Our revenue for first nine months of fiscal 2005 was $284.4 million, up 12% from last year. Our reported EBITDA during the same period was $68.9 million or 24% of revenue. This represents a 5% margin improvement over last year’s comparable period results. Cash flow from operations for the first nine months of fiscal 2005 was $46.2 million. Our GAAP earnings per share for the first nine months of 2005 were 44 cents.”
Gupta added, “We were pleased with the performance of our subscription products during the first nine months of this year. By converting our small business customers to subscription, we are creating a recurring revenue stream. This conversion to subscriptions will continue to be our key focus and growth strategy for the foreseeable future.”
Gupta concluded, “We continue to maintain our sales pipeline, as evidenced by our deferred revenue of $51.5 million on the balance sheet as of September 30, 2005. In addition, we had an incremental $63 to $64 million of future billings at the end of the fiscal third quarter, which represent future invoicing to our customers with signed contracts.”
The company is reconfirming its previous guidance for fiscal 2005. The guidance is as follows: (i) GAAP revenue of $370 to $380 million; (ii) EBITDA of $92 to $96 million; and (iii) GAAP earnings per share of $0.59 to $0.63.
Conference Call
The company will host its third quarter conference call on October 26th, at 12:00 noon Eastern time. To access the conference call, please dial 866/770-7120, passcode #26615793, approximately 10 minutes prior to the start of the call. A replay of the call will be available from 2:00 PM Eastern time, October 26th, through midnight Eastern Time, November 2nd. The replay number is 888/286-8010, passcode #53181384. A live webcast of the conference call will be available at the company’s Investor Relations web site, http://ir.infousa.com.

About infoUSA
infoUSA (www.infoUSA.com), founded in 1972, is the leading provider of business and consumer databases to businesses so they can find more prospects and increase their sales. It is the only company to own 12 proprietary databases of consumers and businesses under one roof. The infoUSA database powers the directory services of the top Internet traffic-generating sites. Nearly 4 million customers use infoUSA’s products and services to find new customers, grow their sales, and for other direct marketing, database marketing, email marketing, telemarketing, customer analysis and credit reference purposes.
Statements in this announcement other than historical data and information constitute forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, but are not limited to, recent changes in senior management, the successful integration of recent and future acquisitions, fluctuations in operating results, failure to successfully carry out our Internet strategy or to grow our Internet revenue, effects of leverage, changes in technology and increased competition. More information about potential factors that could affect the company’s business and financial results is included in the company’s filings with the Securities and Exchange Commission.
(INCOME STATEMENT FOLLOWS)

infoUSA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

			FOR THE NINE
	FOR THE QUARTER ENDED		MONTHS ENDED
	September	September	September	September
	30, 2004	30, 2005	30, 2004	30, 2005
	(unaudited)
Net sales	$90,172	$95,536	$254,777	$284,367
Costs and expenses:
Database and production costs	27,634	26,381	76,318	79,354
Selling, general and administrative	43,046	45,093	123,246	135,614
Depreciation and amortization of operating assets	3,523	2,717	10,397	9,991
Amortization of intangible assets	4,409	4,596	11,471	13,469
Non-cash stock compensation	(45)	0	595	(289)
Restructuring costs	766	929	2,388	2,549
Litigation settlement charge	0	605	0	731
Acquisition costs	79	0	321	354

	79,412	80,322	224,736	241,774

Operating income	10,760	15,214	30,041	42,593

Other income (expense):
Investment income (loss)	(177)	400	(219)	2,794
Other charges	0	56	(2,223)	56
Interest expense	(2,447)	(3,003)	(6,422)	(8,721)

Income before income taxes	8,136	12,667	21,177	36,722
Income taxes	3,091	4,578	8,047	13,219

Net income	$5,045	$8,089	$13,130	$23,503

BASIC & DILUTED EARNINGS PER SHARE:
Basic earnings per share	$0.10	$0.15	$0.25	$0.44

Diluted earnings per share	$0.10	$0.15	$0.25	$0.44

Basic weighted average shares outstanding	53,005	54,132	52,630	53,878

Diluted weighted average shares outstanding	53,317	54,169	53,123	54,029

The following provides a reconciliation of net income to EBITDA:

	FOR THE QUARTER		FOR THE NINE
	ENDED		MONTHS ENDED
	September	September	September	September
	30, 2004	30, 2005	30, 2004	30, 2005
Net income	$5,045	$8,089	$13,130	$23,503
Interest expense	2,447	3,003	6,422	8,721
Income taxes	3,091	4,578	8,047	13,219
Depreciation and amortization of operating assets	3,523	2,717	10,397	9,991
Amortization of intangible assets	4,409	4,596	11,471	13,469

EBITDA
	$18,515	$22,983	$49,467	$68,903

The following provides a schedule of Capital Expenditures:

	FOR THE QUARTER		FOR THE NINE
	ENDED		MONTHS ENDED
	September	September	September	September
	30, 2004	30, 2005	30, 2004	30, 2005
Purchases of Property of Equipment	$1,230	$1,066	$3,721	$4,110
Software and Database Development Costs	862	1,253	1,894	4,131

Capital Expenditures	$2,092	$2,319	$5,615	$8,241

The following provides a reconciliation of Cash Flow from Operations to Free Cash Flow:

	FOR THE QUARTER		FOR THE NINE
	ENDED		MONTHS ENDED
	September	September	September	September
	30, 2004	30, 2005	30, 2004	30, 2005
Cash Flow from Operations	$19,575	$12,978	$45,791	$46,179
Less:
Capital Expenditures	(2,092)	(2,319)	(5,615)	(8,241)

Free Cash Flow	$17,483	$10,659	$40,176	$37,938

infoUSA INC. AND SUBSIDIARIES
Selected Balance Sheet Amounts
(In thousands, except per share amounts)
The following table presents selected balance sheet account information as of September 30 2005, compared to December 31, 2004.

	December 31,	September 30,
(amounts in thousands)	2004	2005
Assets
Cash and Cash Equivalents	$10,404	$7,203
Accounts Receivable	51,707	40,236
Accounts Receivable-List Brokerage	19,635	25,028
Deferred Marketing Costs	2,632	2,780
Property and Equipment, net	42,537	46,370
Intangible Assets, net	365,286	358,666

Liabilities
Accounts Payable	21,268	13,354
Accounts Payable-List Brokerage	15,427	19,383
Accrued Payroll Expenses	15,917	18,637
Accrued Expenses	7,028	6,874
Deferred Revenue	53,034	51,510
Total Debt	196,226	178,278